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Kemper Investors Life Insurance Company
1600 McConnor Parkway, Schaumburg, Illinois 60196-6801

Endorsement [L-Share] Enhanced Death Benefit Rider

As used in this Endorsement, "Contract" means the Contract or Certificate to which this Endorsement is attached. This Endorsement forms a part of the Contract to which it is attached. The election of this Rider and the Rider charge are stated on the Contract Schedule.

The Amount Payable Upon Death provision of the Contract to which this Endorsement is attached is deleted in its entirety and replaced with the following:

Class 1 Accumulation Options

Certain Accumulation Options may be considered Class 1 Accumulation Options. The list of Class 1 Accumulation Options, if any, is shown on the Contract Schedule. Class 1 Accumulation Options may be subject to limitations or rules when calculating the death benefit described below.

We may reduce the Rider charge for the portion of Contract Value allocated to Class 1 Accumulation Options. We may add or remove Accumulation Options to the Class 1 Accumulation Options. We will give You 30 days notice of any changes. Such changes will apply to transfers and subsequent Purchase Payments allocated to the Class I Accumulation Options after the date of any change.

The death benefit payable under this Rider is equal to the greatest of the following less debt:

     (1) the Contract Value, excluding any negative Market Value Adjustment but including any positive Market Value Adjustment, and

     (2) the total amount of Purchase Payments, less previous Purchase Payments withdrawn and withdrawal charges, and

     (3)  the Step-up Death Benefit, and

     (4)  the Roll-up Death Benefit.

We compute the Contract Value at the end of the Valuation Period following our receipt of due proof of death and the return of the Contract. We compute the other amounts above as of the date of death.

Step-up Death Benefit

The Step-up Death Benefit for the Contract is equal to the sum of (i+ii):

     i)   the greater of:

          a)   Contract Value allocated to the Class 1 Accumulation Options, or

          b) Adjusted Purchase Payment Death Benefit for Class 1 Accumulation Options, and

     ii)  Guaranteed Step-up Death Benefit for Class 2 Accumulation Options.

The Adjusted Purchase Payment Death Benefit for Class 1 Accumulation Options on the Issue Date is equal to the initial Purchase Payment allocated to the Class 1 Accumulation Options. On a subsequent Valuation Date, the Adjusted Purchase Payment Death Benefit for Class 1 Accumulation Options is adjusted by adding to the prior value:

     (1) any subsequent Purchase Payments allocated to the Class 1 Accumulation Options, and

     (2)  any adjustments for transfers to the Class 1 Accumulation Options.

     and subtracting:

     (3) Any adjustments for transfers from the Class 1 Accumulation Options, and

     (4) The amount of any pro rata adjustment for withdrawals from the Class 1 Accumulation Options.

The Guaranteed Step-up Death Benefit for Class 2 Accumulation Options on the Issue Date is equal to the initial Purchase Payment allocated to the Class 2 Accumulation Options. On each subsequent Contract Anniversary, prior to the oldest Owner attaining age [81], the Guaranteed Step-up Death Benefit for Class 2 Accumulation Options equals the greater of (1) and (2) below. On all other Valuation Dates the Guaranteed Step-up Death Benefit for Class 2 Accumulation Options is equal to (2) below.

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(1)  Contract Value allocated to the Class 2 Accumulation Options, or

(2) the Guaranteed Step-up Death Benefit for Class 2 Accumulation Options on the prior Contract Anniversary plus:

     a) any Purchase Payments allocated to the Class 2 Accumulation Options since the prior Contract Anniversary, and

     b) any adjustments for transfers from the Class 1 Accumulation Options made since the prior Contract Anniversary less:

     c) any adjustments for transfers to the Class 1 Accumulation Options made since the prior Contract Anniversary, and

     d) the amount of any pro rata adjustment for withdrawals from the Class 2 Accumulation Options since the prior Contract Anniversary.

Adjustments for Transfer and Withdrawals

Transfers from Class 1 Accumulation Options to Class 2 Accumulation Options will reduce the Adjusted Purchase Payment Death Benefit for Class 1 Accumulation Options on a pro rata basis. The resulting increase in the Guaranteed Step-up Death Benefit for the Class 2 Accumulation Options is equal to the lesser of:

  (1) the reduction in Adjusted Purchase Payment Death Benefit for Class 1 Accumulation Options, and

  (2)  net Contract Value transferred.

Transfers from Class 2 Accumulation Options to Class 1 Accumulation Options will reduce the Guaranteed Step-up Death Benefit for the Class 2 Accumulation Options on a pro rata basis. The resulting increase in the Adjusted Purchase Payment Death Benefit for Class 1 Accumulation Options is equal to reduction in the Guaranteed Step-up Death Benefit for the Class 2 Accumulation Options.

Pro rata adjustment - The pro rata adjustment applies to transfers and partial withdrawals from the Class 1 Accumulation Options and Class 2 Accumulation Options.

  The pro rata adjustment for transfers and withdrawals from Class 1 Accumulation Options is equal to (1) divided by (2), with the result multiplied by (3), where:

     (1) is the withdrawal and withdrawal charge or transfer amount,

     (2) is the Contract Value allocated to the Class 1 Accumulation Options immediately prior to the withdrawal or transfer,

     (3) is the value of the applicable death benefit immediately prior to the withdrawal or transfer.

  The pro rata adjustment for transfers and withdrawals from Class 2 Accumulation Options is equal to (1) divided by (2), with the result multiplied by (3), where:

     (1) is the withdrawal and withdrawal charge or transfer amount,

     (2) is the Contract Value allocated to the Class 2 Accumulation Options immediately prior to the withdrawal or transfer,

     (3) is the value of the applicable death benefit immediately prior to the withdrawal or transfer.

Roll-up Death Benefit

The Roll-up Death Benefit for the Contract is equal to the sum of (i+ii):

  i)   the greater of:

    a)   Contract Value allocated to the Class 1 Accumulation Options or

    b)   Adjusted Accumulated Death Benefit Class 1 Accumulation Options.

  ii)  Guaranteed Roll-up Death Benefit for Class 2 Accumulation Options.

The Adjusted Accumulated Death Benefit for Class 1 Accumulation Options on the Issue Date is equal to the initial Purchase Payment allocated to the Class 1 Accumulation Options. On each subsequent Valuation Date, the Adjusted Accumulated Death Benefit for Class 1 Accumulation Options is adjusted by adding to the prior value:

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(1)  interest on the Adjusted Accumulated Death Benefit for Class 2 Accumulation
     Options, and

(2) any subsequent Purchase Payment allocated to the Class 1 Accumulation Options, and

(3)  any adjustments for transfers to the Class 1 Accumulation Options.

and subtracting:

(4)  any adjustments for transfers from the Class 1 Accumulation Options, and

(5) the amount of any pro rata adjustment for withdrawals from the Class 1 Accumulation Options.

The Guaranteed Roll-up Death Benefit for Class 2 Accumulation Options on the Issue Date is equal to the initial Purchase Payment allocated to the Class 2 Accumulation Options. On each subsequent Valuation Date, the Guaranteed Roll-up Death Benefit for Class 2 Accumulation Options is adjusted by adding to the prior value:

(1) interest on the Guaranteed Roll-up Death Benefit for Class 2 Accumulation Options, and

(2) any subsequent Purchase Payments allocated to the Class 2 Accumulation Options, and

(3)  any adjustments for transfers from the Class 1 Accumulation Options,

and subtracting:

(4)  any adjustments for transfers to the Class 1 Accumulation Options, and

(5) the amount of any pro rata adjustment for withdrawals from the Class 2 Accumulation Options.

The Guaranteed Roll-up Death Benefit Interest Rate is shown in the Contract Schedule. The Guaranteed Roll-up Death Benefit Interest Rate is 0%.

  (a)  following the oldest Owner's [80th] birthday, or

  (b) when the Roll-up Death benefit is equal to two (2) times the value of remaining purchase payments.

Adjustments for Transfers and Withdrawals

Transfers from Class 1 Accumulation Options to Class 2 Accumulation Options will reduce the Adjusted Accumulated Death Benefit for Class 1 Accumulation Options on a pro rata basis. The resulting increase in the Guaranteed Roll-up Death Benefit for the Class 2 Accumulation Options is equal to the lesser of:

  (1) the reduction in Adjusted Accumulated Death Benefit for Class 1 Accumulation Options, and

  (2)  net Contract Value transferred.

Transfers from Class 2 Accumulation Options to Class 1 Accumulation Options will reduce the Guaranteed Roll-up Death Benefit for the Class 2 Accumulation Options on a pro rata basis. The resulting increase in the Adjusted Accumulated Death Benefit for Class 1 Accumulation Options is equal to reduction in the Guaranteed Roll-up Death Benefit for the Class 2 Accumulation Options.

Pro rata adjustment - The pro rata adjustment applies to transfers and partial withdrawals from the Class 1 Accumulation Options and Class 2 Accumulation Options.

     The pro rata adjustment for transfers and withdrawals from Class 1 Accumulation Options is equal to (1) divided by (2), with the result multiplied by (3), where:

  (1)  is the withdrawal and withdrawal charge or transfer amount,

  (2) is the Contract Value allocated to the Class 1 Accumulation Options immediately prior to the withdrawal or transfer,

  (3) is the value of the applicable death benefit immediately prior to the withdrawal or transfer.

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     The pro rata adjustment for transfers and withdrawals from Class 2
     Accumulation Options is equal to (1) divided by (2), with the result multiplied by (3), where:

  (1)  is the withdrawal and withdrawal charge or transfer amount,

  (2) is the Contract Value allocated to the Class 2 Accumulation Options immediately prior to the withdrawal or transfer,

  (3) is the value of the applicable death benefit immediately prior to the withdrawal or transfer.

Spousal Continuation

This Rider will terminate as of the date of death. If this Rider is subsequently elected pursuant to a spousal continuation the Date of Continuance listed on the Contract Schedule will become the Issue Date for purposes of calculating the Death Benefit under this Rider.

Except as modified herein, all terms and conditions of the Contract remain unchanged.

In witness whereof, Kemper Investors Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.

             /s/ Debra P. Rezabek          /s/ Gale K. Caruso
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             Secretary                     President